UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013 (November 21, 2013)

KAR Auction Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	001-34568 (Commission File Number)	20-8744739 (I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
(Address of principal executive offices)
(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2013, KAR Auction Services, Inc. (the “Company”) issued a press release announcing the appointment of Stephane St. Hilaire as Chief Executive Officer and President of ADESA, Inc. ("ADESA"), replacing Tom Caruso who will be appointed the Chief Client Officer of the Company. These changes will be effective on January 6, 2014.

Mr. St. Hilaire, age 44, has been involved with ADESA in various roles for the last 15 years. Mr. St. Hilaire has previously served in the following positions:

•	President and Chief Operating Officer of ADESA Auctions Canada Corporation ("ADESA Canada") from September 2009 to present;

•	Regional Vice President, Eastern Canada and General Manager of ADESA Montreal from September 1999 to September 2009; and

•	Chief Financial Officer of ADESA Canada from March 1998 to September 1999.
The press release issued by the Company on November 21, 2013 announcing the foregoing events is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Document
99.1	Press Release, Dated November 21, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 21, 2013	KAR Auction Services, Inc.

/s/ Rebecca C. Polak
Rebecca C. Polak
Executive Vice President, General Counsel and Secretary